                                                                  Exhibit (e)(3)

[LOGO] AIG(R) AMERICAN GENERAL                             Platinum Investor III
                                               Variable Universal Life Insurance
                                                        Supplemental Application

American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.
Home Office: Houston, Texas
(This supplement must accompany the appropriate application for life insurance.)

Applicant Information -- Supplement to the application on the life of

           John Doe                       06/01/04
           ----------------------------   --------------------------------------
           Name of proposed insured       Date of application for life insurance

Initial Allocation Percentages

Investment Options  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                           PREMIUM     DEDUCTION                                            PREMIUM     DEDUCTION
                                          ALLOCATION  ALLOCATION                                           ALLOCATION  ALLOCATION
                                          ----------  ----------                                           ----------  ----------
[(301) AGL Declared Fixed Interest Account       100%        100%  Neuberger Berman Advisers Management Trust
 AIM Variable Insurance Funds                                      (286) AMT Mid-Cap Growth                __________% __________%
 (260) AIM V.I. International Growth      __________% __________%  Oppenheimer Variable Account Funds
 The Alger American Fund                                           (310) Oppenheimer Balanced              __________% __________%
 (314) Alger American Leveraged AllCap    __________% __________%  (311) Oppenheimer Global Securities     __________% __________%
 (313) Alger American MidCap Growth       __________% __________%  PIMCO Variable Insurance Trust
 American Century Variable Portfolios, Inc.                        (429) PIMCO VIT CommodityRealReturn
 (262) VP Value                           __________% __________%         Strategy                         __________% __________%
 Credit Suisse Trust                                               (288) PIMCO VIT Real Return             __________% __________%
 (300) Small Cap Growth                   __________% __________%  (287) PIMCO VIT Short-Term              __________% __________%
 Fidelity Variable Insurance Products                              (289) PIMCO VIT Total Return            __________% __________%
 (277) VIP Asset Manager                  __________% __________%  Pioneer Variable Contracts Trust
 (276) VIP Contrafund                     __________% __________%  (428) Pioneer Mid Cap Value VCT         __________% __________%
 (274) VIP Equity-Income                  __________% __________%  Putnam Variable Trust
 (425) VIP Freedom 2020                   __________% __________%  (290) Putnam VT Diversified Income      __________% __________%
 (426) VIP Freedom 2025                   __________% __________%  (292) Putnam VT Int'l Growth and Income __________% __________%
 (427) VIP Freedom 2030                   __________% __________%  SunAmerica Series Trust
 (275) VIP Growth                         __________% __________%  (307) ST Aggressive Growth              __________% __________%
 (308) VIP Mid Cap                        __________% __________%  (306) ST SunAmerica Balanced            __________% __________%
 Franklin Templeton Variable Insurance Products Trust              VALIC Company I
 (309) VIP Franklin Small Cap Value       __________% __________%  (263) International Equities            __________% __________%
   Securities                                                      (264) Mid Cap Index                     __________% __________%
 (302) VIP Franklin U.S. Government       __________% __________%  (265) Money Market I                    __________% __________%
 (303) VIP Mutual Shares Securities       __________% __________%  (266) Nasdaq-100 Index                  __________% __________%
 (304) VIP Templeton Foreign Securities   __________% __________%  (269) Science & Technology              __________% __________%
 Janus Aspen Series                                                (268) Small Cap Index                   __________% __________%
 (278) International Growth               __________% __________%  (267) Stock Index                       __________% __________%
 (280) Mid Cap Growth                     __________% __________%  Van Kampen Life Investment Trust
 J.P. Morgan Series Trust II                                       (305) LIT Growth and Income             __________% __________%
 (281) JPMorgan Small Company             __________% __________%  Vanguard Variable Insurance Fund
 MFS Variable Insurance Trust                                      (297) VIF High Yield Bond               __________% __________%
 (285) MFS VIT New Discovery              __________% __________%  (298) VIF REIT Index                    __________% __________%
 (283) MFS VIT Research                   __________% __________%
                                                                   Other: ________________________         __________% __________%
                                                                                                                  100%        100%]

AGLC0198-00 Rev0504              Page 1 of 4                             Rev0406

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Dollar Cost Averaging (DCA)

Dollar Cost         ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount
Averaging (DCA)     can be systematically transferred from any one investment
                    option and directed to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                    Day of the month for transfers: __________________     (Choose a day of the month between 1-28.)

                    Frequency of transfers:      [ ] Monthly       [ ] Quarterly   [ ] Semiannually     [ ] Annually

                    DCA to be made from the following investment option: ___________________________________________

                    Transfer $________________________________________   ($100 MINIMUM, WHOLE DOLLARS ONLY)

[AIM Variable Insurance Funds                               Neuberger Berman Advisers Management Trust
 (260) AIM V.I. International Growth     $______________    (286) AMT Mid-Cap Growth                     $______________
 The Alger American Fund                                    Oppenheimer Variable Account Funds
 (314) Alger American Leveraged AllCap   $______________    (310) Oppenheimer Balanced                   $______________
 (313) Alger American MidCap Growth      $______________    (311) Oppenheimer Global Securities          $______________
 American Century Variable Portfolios, Inc.                 PIMCO Variable Insurance Trust
 (262) VP Value                          $______________    (429) PIMCO VIT CommodityRealReturn Strategy $______________
 Credit Suisse Trust                                        (288) PIMCO VIT Real Return                  $______________
 (300) Small Cap Growth                  $______________    (287) PIMCO VIT Short-Term                   $______________
 Fidelity Variable Insurance Products                       (289) PIMCO VIT Total Return                 $______________
 (277) VIP Asset Manager                 $______________    Pioneer Variable Contracts Trust
 (276) VIP Contrafund                    $______________    (428) Pioneer Mid Cap Value VCT              $______________
 (274) VIP Equity-Income                 $______________    Putnam Variable Trust
 (425) VIP Freedom 2020                  $______________    (290) Putnam VT Diversified Income           $______________
 (426) VIP Freedom 2025                  $______________    (292) Putnam VT Int'l Growth and Income      $______________
 (427) VIP Freedom 2030                  $______________    SunAmerica Series Trust
 (275) VIP Growth                        $______________    (307) ST Aggressive Growth                   $______________
 (308) VIP Mid Cap                       $______________    (306) ST SunAmerica Balanced                 $______________
 Franklin Templeton Variable Insurance Products Trust       VALIC Company I
 (309) VIP Franklin Small Cap Value                         (263) International Equities                 $______________
        Securities                       $______________    (264) Mid Cap Index                          $______________
 (302) VIP Franklin U.S. Government      $______________    (265) Money Market I                         $______________
 (303) VIP Mutual Shares Securities      $______________    (266) Nasdaq-100 Index                       $______________
 (304) VIP Templeton Foreign Securities  $______________    (269) Science & Technology                   $______________
 Janus Aspen Series                                         (268) Small Cap Index                        $______________
 (278) International Growth              $______________    (267) Stock Index                            $______________
 (280) Mid Cap Growth                    $______________    Van Kampen Life Investment Trust
 J.P. Morgan Series Trust II                                (305) LIT Growth and Income                  $______________
 (281) JPMorgan Small Company            $______________    Vanguard Variable Insurance Fund
 MFS Variable Insurance Trust                               (297) VIF High Yield Bond                    $______________
 (285) MFS VIT New Discovery             $______________    (298) VIF REIT Index                         $______________
 (283) MFS VIT Research                  $______________
                                                            Other: ___________________________           $______________ ]

Automatic Rebalancing

Automatic           ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable
Rebalancing         division assets will be automatically rebalanced based on
                    the premium percentages designated on Page 1 of this form.
                    If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions.
                    Please refer to the prospectus for more information on the Automatic Rebalancing option.

                    Check Here for Automatic Rebalancing Frequency:    [ ] Quarterly    [ ] Semiannually     [ ] Annually

                    NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

AGLC0198-00 Rev0504              Page 2 of 4                             Rev0406

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Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [ ] NO

Authorization for Transactions

Initial appropriate I (or we, if Joint Owners), hereby authorize AGL to act on
box here:           telephone instructions or e-service instructions, if
                    elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change
                    allocations for future premium payments and monthly
                    deductions given by:

                    [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    [ ] Policy Owner(s) or the Agent/Registered Representative
                        who is appointed to represent AGL and the firm authorized to service my policy.

                    AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must  1. Have you, the Proposed Insured or Owner (if different),
be answered.           received the variable universal life insurance policy
                       prospectus and the investment choices brochure describing
                       the investment options?                                     [X] yes [ ] no

                    2. Do you understand and acknowledge:

                       a.  THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS
                           THE USE OF SEGREGATED ACCOUNTS WHICH MEANS THAT
                           YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
                           PROSPECTUSES FOR THE POLICY AND THE UNDERLYING
                           ACCOUNTS?                                               [X] yes [ ] no

                       b.  THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON
                           PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY VARY:
                           AND                                                     [X] yes [ ] no

                           (1)    ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER
                                  INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY
                                  STATE GOVERNMENT?                                [X] yes [ ] no

                           (2)    ARE NOT FEDERALLY INSURED BY THE FDIC, THE
                                  FEDERAL RESERVE BOARD OR ANY OTHER AGENCY,
                                  FEDERAL OR STATE?                                [X] yes [ ] no

                       c.  THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER
                           EXCEPT FOR FUNDS PLACED IN THE AGL DECLARED FIXED
                           INTEREST ACCOUNT?                                       [X] yes [ ] no

                       d.  THAT THE POLICY IS DESIGNED TO PROVIDE LIFE
                           INSURANCE COVERAGE AND TO ALLOW FOR THE
                           ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?      [X] yes [ ] no

                       e.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY
                           INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
                           EXPERIENCE OF THE SEPARATE ACCOUNT?                     [X] yes [ ] no

                       f.  THE POLICY VALUES MAY INCREASE OR DECREASE,
                           DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
                           SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST
                           ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE
                           DEDUCTIONS?                                             [X] yes [ ] no

                    3. Do you believe the Policy you selected meets your
                       insurance and investment objectives and
                       your anticipated financial needs?                           [X] yes [ ] no

AGLC0198-00 Rev0504              Page 3 of 4                             Rev0406

Electronic Delivery Consent

                    The American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                    This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                    . Contract prospectuses and supplements
                    . Investment option prospectuses and supplements
                    . Statements of additional information
                    . Annual and semi-annual investment option reports

                    This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880.
                    Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                    In order to participate in this delivery method you must have access to the following:

                    . A personal computer with CD-ROM hardware and software . Browser software, such as Microsoft Internet Explorer,
                      Netscape Communicator, or equivalent,
                    . Communication access to the Internet.

                    Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format
                    (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                    We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                    Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                    By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                    I consent to receive electronic delivery of the documents specified above.

                    ----------------------    ----------------------------------
                    Signature of Owner        Please provide your e-mail address

                    If you prefer CD-ROM Delivery, please check here [ ]


Signature

Signatures          Signed at (city, state) Anytown, USA

                    Print name of Broker/Dealer _____________________________________________________________________

                    X Registered representative John Doe          State license # _______________  Date 06/01/04

                    X Primary proposed insured __________________________________________________  Date _____________

                    X Owner _____________________________________________________________________  Date _____________
                    (If different from Proposed Insured)


                    X Joint Owner _______________________________________________________________  Date _____________
                    (If applicable)

AGLC0198-00 Rev0504              Page 4 of 4                             Rev0406